UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
 ------------------------------
FORM 8-K
------------------------------
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 28, 2023
 ------------------------------
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
 ------------------------------

Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* * * * *
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
* * * * *

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 28, 2023, the registrant was notified by Scott E. Erkonen, the registrant’s Executive Vice President and Chief Information Officer, that he was departing from the Company for personal reasons effective immediately, and under circumstances enabling him to receive severance under his employment agreement with the registrant as if it were a resignation for “Good Reason” (as defined in his employment agreement). Mr. Erkonen’s departure was not related to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The registrant’s Director of Enterprise Planning, Ms. Lori Meyer, has agreed to serve as the Company's Interim Chief Information Officer until a replacement is identified. Ms. Meyer has been serving as Director of Enterprise Planning since 2018.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 30, 2023

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer